EXHIBIT 99.1

AT THE COMPANY: Bruce T. Quigley Vice President of Business Development and Investor Relations 949-362-5800 bquigley@smithmicro.com	IR INQUIRIES: Charles Messman, Todd Kehrli MKR Group 818-556-3700 ir@mkr-group.com	MEDIA INQUIRIES: Steve Simon S&S Public Relations 847-955-0700 steve@sspr.com

FOR IMMEDIATE RELEASE

SMITH MICRO ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

Company Ships First Enterprise Solution; Signs New Client ALLTEL Wireless

Aliso Viejo, Calif., April 21, 2005— Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software and service solutions for the wireless and Internet markets, today reported its first quarter 2005 results.

The company reported net revenues of $2.0 million for the quarter ended March 31, 2005, compared to $2.5 million recorded in the first quarter of 2004. The company’s net loss of $128,000 in the first quarter of 2005 resulted in a net loss of $.01 per basic and diluted share, compared to net income of $103,000 in the first quarter of 2004 or net income of $.01 per basic and diluted share. The company also reported a backlog entering into the second quarter of 2005 of $820,000.

The company ended the quarter with cash and cash equivalents of $29.5 million. Cash inflows for the first quarter included a $20.8 million private placement through C.E. Unterberg Towbin to select institutional investors. Proceeds from the private placement were raised to support product diversification and the future acquisitions of complementary technologies or companies.

“In a very new and growing market, such as the high-speed wireless data market we address, there will sometimes, as we saw this quarter, be growing pains. We do believe that the challenges we faced this quarter with our largest carrier customer have been resolved, and we look forward to returning to normal growth throughout the second half of 2005,” said William W. Smith, Jr., President and Chief Executive Officer.

“Despite these challenges, Verizon added 16 additional cities in January and is moving to expand its subscriber base in its existing cities,” Mr. Smith continued. “During the quarter we also added ALLTEL Wireless as a new customer, continuing our leadership in the

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Smith Micro 1st Quarter 2005 Financial Results	Page 2 of 5

wireless software marketplace. Finally, just last week, QuickLink Mobile Enterprise Solution is now available to the enterprise customer. We believe the Enterprise Solution has long term potential to be as big as our OEM business, however, we are obviously at the very early stages of this rollout.”

Mr. Smith concluded, “It is an exciting time to be in the emerging high-speed wireless data market as many large wireless carriers devote significant resources to rolling out this new service. As our customers add more subscribers, Smith Micro will benefit as the sole provider of wireless connectivity software to Verizon, ALLTEL, Dobson and others, who collectively garner a majority of the North America wireless data market. As a result, we continue to expect year over year growth in both revenues and in profitability for the fiscal year 2005.”

The company also filed today a Form 8K, which reported that on April 15, 2005, Deloitte & Touche LLP provided notice to the Audit Committee of the Board of the Directors of Smith Micro that it declined to stand for re-appointment as the company’s independent registered public accounting firm based on staffing considerations and capacity issues at Deloitte. The Audit Committee will immediately commence a search for a new independent public accounting firm to replace Deloitte but has not had the opportunity to begin to identify candidates.

Investor Conference Call
Smith Micro will hold an investor conference call today, April 21, 2005, at 4:30 pm EDT to discuss the company’s first quarter financial results. Investors may access the conference call over the Internet via the company’s website www.smithmicro.com or at http://phx.corporate-ir.net/playerlink.zhtml?c=107760&s=wm&e=1051163.

About Smith Micro Software

Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication, broadband, eCommerce and utility software products for multiple OS platforms. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on Wireless and Broadband and Internet technologies, the company’s products and services enable wireless communications, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, network fax, and traditional computer telephony. Smith Micro’s complete line of products is available through original equipment manufacturers (OEMs), direct sales, retail stores, and value-added resellers (VARs). Smith Micro’s common stock trades on The NASDAQ Stock Market® under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800.

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Smith Micro 1st Quarter 2005 Financial Results	Page 3 of 5

This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in the Wireless and Broadband segments. These forward-looking statements speak only as of the date hereof and are based upon the information currently available to the company. Such information is subject to change, and the company will not necessarily inform you of such changes. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, unforeseen delays in the timing of orders from OEM customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.

Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note: Financial Schedules Attached

Smith Micro 1st Quarter 2005 Financial Results	Page 4 of 5

Smith Micro Software, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31
	(unaudited)
	2005	2004
Net Revenues:
Products	$1,859	$2,270
Services	171	218

Total Net Revenues	2,030	2,488
Cost of Revenues:
Products	270	620
Services	75	70

Total Cost of Revenues	345	690

Gross Margin	1,685	1,798
Operating Expenses:
Selling & Marketing	440	403
Research & Development	697	668
General & Administrative	776	633

Total Operating Expenses	1,913	1,704

Operating (Loss) Income	(228)	94
Interest Income	100	9

(Loss) Income Before Income Tax	(128)	103

Net (Loss) Income	$(128)	$103

Net (Loss) Income per share, basic	$(0.01)	$0.01

Weighted average shares outstanding, basic	19,665	17,024

Net (Loss) Income per share, fully diluted	$(0.01)	$0.01

Weighted average shares outstanding, fully diluted	19,665	18,042

Smith Micro 1st Quarter 2005 Financial Results	Page 5 of 5

Smith Micro Software, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$29,516	$8,634
Accounts Receivable, Net	1,733	2,024
Income Tax Receivable	35	35
Inventory, Net	32	47
Prepaid & Other Assets	194	203

Total Current Assets	31,510	10,943
Equipment & Improvements, Net	111	113
Intangible Assets, Net	—	—
Goodwill	1,715	1,715
Other Assets	37	57

TOTAL ASSETS	$33,373	$12,828

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$751	$939
Accrued Liabilities	715	790

Total Current Liabilities	1,466	1,729

Common Stock	22	18
Additional Paid In Capital	48,682	27,750
Accumulated Deficit	(16,797)	(16,669)

Total Stockholders’ Equity	31,907	11,099

TOTAL LIABILITIES & EQUITY	$33,373	$12,828

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